Exhibit 99.1

For Immediate Release	Contact:	Media: Melissa Andrews
August 8, 2016		864.286.4425
		melissa.andrews@scansource.com

		Investors: Mary Gentry
		864.286.4892
		mary.gentry@scansource.com

SCANSOURCE ANNOUNCES AGREEMENT TO ACQUIRE INTELISYS, INDUSTRY-LEADING TECHNOLOGY SERVICES DISTRIBUTOR

Enters high-growth, recurring revenue telecom and cloud services market

GREENVILLE, SC – ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced a definitive agreement to acquire Intelisys Communications, Inc., the industry-leading technology services distributor of business telecommunications and cloud services. With 2015 gross commissions of $120 million, Intelisys distributes services for the world’s leading telecom carriers, cable companies, cloud services providers and technology partners through the channel’s top producing sales partners.

ScanSource broadens its capabilities by entering the telecom and cloud services market with the acquisition of Intelisys. In the United States, small and medium-sized businesses spend an estimated $150 billion on telecom services. Approximately 10% of this market is currently served by the indirect channel, creating a large and growing addressable channel market for Intelisys and its sales partners. In addition, the market dynamics favour Intelisys’ two-tier services-based business model with an expected growth of business opportunities for the indirect channel. With this acquisition, Intelisys’ sales partners are better positioned to capture this benefit and have the potential to grow faster than the market. Craig Schlagbaum, Vice President of Indirect Channels for Comcast Business, added, “This next transformation of the channel is clear evidence of evolving end-user needs, as we begin to see the bundling of hardware and software with network and cloud. As our largest ‘Master Agent’ partner, Intelisys has been instrumental in helping Comcast Business build a scalable channel. With the combined strength of Intelisys and ScanSource, we expect outstanding customer and partner opportunities to result from bridging these two channels.”

Intelisys provides agents and value-added resellers (VARs) with an extensive portfolio of services, support and enablement tools to sell cloud and connectivity services. The acquisition accelerates Intelisys’ ability to extend this successful model to the

ScanSource VAR community. ScanSource VARs will gain access to Intelisys’ robust portfolio of carefully selected, highest-quality connectivity and cloud services offerings, as well as the tools and platforms that help partners build recurring revenue streams.

Under the agreement, the all-cash transaction includes an initial purchase price of approximately $83.6 million, plus earn-out payments based on earnings before interest expense, taxes, depreciation and amortization (EBITDA) over the next four years. Intelisys has demonstrated double-digit growth of net revenues and EBITDA, which is projected to continue during the four-year earn out period. For the first full year after closing, Intelisys’ net revenues, which reflect gross commissions less payments to sub-agents, are estimated to total over $34 million with a 45% to 50% estimated EBITDA margin.

“Intelisys is unmatched in the master agency space, and their two-tier model is an ideal fit with our culture and way of doing business. We are entering a high-growth, recurring revenue business that is complementary to our current business and represents a compelling opportunity for our VARs,” said Mike Baur, CEO, ScanSource, Inc. “Since our founding nearly 25 years ago, ScanSource has effectively taken complex market opportunities and created avenues for customers to be successful. Acquiring Intelisys and their immense expertise and talent will be instrumental in helping our combined sales and supplier channels build on that success.”

Founded in 1994 and based in Petaluma, California, Intelisys operates in the United States and has approximately 120 employees, more than 130 supplier partners, and over 2,400 sales partners. Last year, Intelisys was named one of the Best Entrepreneurial Companies in America by Entrepreneur Magazine for its growth, sustainability and ability to achieve lasting success. The experienced Intelisys management team will remain in place, including Co-Founders Rick Dellar and Rick Sheldon, and Co-Owner Dana Topping. Jay Bradley will continue to serve as President of Intelisys and his senior leadership team will also remain in place. Upon completion of the transaction, Intelisys employees will join the Worldwide Communications and Services segment of ScanSource.

“Intelisys’ driving mission has always been to enable the growth and success of our sales partners. ScanSource shares that same set of core values. Our commitment will only be strengthened as we become part of the ScanSource team,” said Rick Sheldon, Co-Founder of Intelisys. “This is an exciting time for the channel as VARs and telecom agents converge. Together, we believe ScanSource and Intelisys will become the ultimate channel company as we offer an unparalleled experience in the cloud and telecom space, including fully connected solutions for our partners.”

The acquisition is expected to close in the quarter ending September 30, 2016, subject to the satisfaction of customary closing conditions and receipt of regulatory approvals. Prior to the close, ScanSource and Intelisys will continue to operate as independent companies.

In addition, subject to the completion of financial reporting and review procedures, ScanSource announced that it expects fourth quarter fiscal year 2016 net sales to be approximately $880 million to $885 million, which is below the previously forecasted range. ScanSource will provide additional details when it reports fourth quarter and fiscal year 2016 results on August 29, 2016.

ScanSource management will discuss the planned acquisition on its fourth quarter and full year fiscal year 2016 earnings conference call, scheduled for Monday, August 29, 2016 at 5:00 p.m. ET. The call may be accessed via a live Internet webcast in the Investor relations section of ScanSource, Inc.’s web site, www.scansource.com.

Safe Harbor Statement

This press release includes forward-looking statements, including statements regarding Intelisys’ expected net revenue and EBITDA margins, expectations with respect to closing, and the preliminary estimates of net sales of the Company for its fourth quarter ended June 30, 2016. Actual results may differ materially from those suggested by these statements for a range of reasons, including changes in pricing and costs for Intelisys’ services, the loss of customers, competitive responses, difficulties in integrating Intelisys’ business into the Company’s, and completion of the final review of fourth quarter results. For additional factors, see the Company’s Form 10-K for the year ended June 30, 2015, and its subsequent Form 10-Qs, all as filed with the SEC. The Company disclaims any obligation to update forward-looking statements other than as required by law.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration and acquisition costs.

Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP

EPS measures are useful in assessing and understanding the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital (“ROIC”): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company’s control to generate returns. Management believes this metric balances the Company’s operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company’s profitability on a basis more comparable to historical or future periods.

ROIC assists management in comparing the Company’s performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company’s performance during the year. In addition, the Company’s Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

About Intelisys

Intelisys is the nation’s leading technology services distributor of business telecommunications services, including voice, data, access, cable, collaboration, wireless and cloud. Intelisys is dedicated to one thing – serving the needs and accelerating the success of the industry’s top producing telecom sales agents, VARs and IT solution providers, as they build vast and vigorously protected streams of recurring revenue for their businesses.

Today, Intelisys is leading the way for its sales partners to offer new cloud-based solutions. Intelisys has built the channel’s leading online education platform in cloudservicesuniversity.com, and approximately 80% of Intelisys’ cloud wins come from university attendees. Under contract with more than 130 of the world’s leading telecom carriers, cloud services providers and technology partners, Intelisys delivers the services end-user customers demand through the most exceptional back office support team ever assembled in the channel. To learn more, visit www.Intelisys.com or talk to Intelisys at 800-615-8330.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, data networking and emerging technologies. ScanSource’s teams provide value-added solutions and operate from two segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry’s best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2016 Best Places to Work in South Carolina. ScanSource ranks #685 on the Fortune 1000. For more information, visit www.scansource.com.

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